Exhibit  23.3

CONSENT  OF  INDEPENDENT  AUDITOR

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Xtreme Companies, Inc. of our report dated March 17, 2004 included in Xtreme Companies, Inc's Annual Report on Form 10-KSB for the year ended December 31, 2003, and to all references to our firm included in this Registration Statement.

/s/  Michael  Johnson  &  Co,  LLC
Michael  Johsnon  &  Co,  LLC
Denver,  CO
April  14,  2004